Exhibit 32.1: Certification of Periodic Reports

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with Universal Beverages Holdings Corporation’s (the “Company”) Quarterly Report on Form 10-Q for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jonathon O. Moore, Principal Executive Officer/Chairman of the Board of the Company and Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1).      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2).      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 16 2004	By	/s/ Jonathon Moore

Jonathon Moore President and Chairman (Principal Executive Officer)

Date: April 16, 2004	By	/s/ Jonathon Moore

Jonathon Moore President and Chairman (Principal Financial Officer)